SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MCGRAW-HILL COMPANIES, INC.

(Exact name of issuer as specified in its charter)

NEW YORK	13-1026995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1221 AVENUE OF AMERICAS NEW YORK, N.Y.	10020
(Address of Principal Executive Offices)	(Zip Code)

Savings Incentive Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries

Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries

Standard & Poor’s Savings Incentive Plan for Represented Employees

Standard & Poor’s Employee Retirement Account Plan for Represented Employees

(collectively, the “Plans”)

KENNETH M. VITTOR, ESQ.

Executive Vice President and General Counsel

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (212) 512-2564

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered		Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock of The McGraw-Hill Companies, Inc.(3)	3,000,000	(2)	$44.23	$132,690,000.00	$15,617.61

[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 as follows: on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions on July 5, 2005, namely $44.23.
[2]	The 3,000,000 shares registered hereunder are allocated to each of the Plans as follows: Savings Incentive Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries – 2,280,000 shares; Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries – 570,000 shares; Standard & Poor’s Savings Incentive Plan for Represented Employees - 120,000 shares; Standard & Poor’s Employee Retirement Account Plan for Represented Employees - 30,000 shares.
[3]	This Registration Statement also pertains to rights to purchase Series A Preferred Stock of the Registrant (the “Rights”). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for The McGraw-Hill Companies, Inc. Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing such Rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission by the Registrant or the Plans are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(c) The Registrant’s Rights Agreement dated as of July 29, 1998 between the Registrant and Mellon Investor Services, contained in the Registrant’s Form 8-A filed August 3, 1998.

(d) Amendment to Rights Agreement dated as of March 8, 1999 between Registrant and Mellon Investor Services, successor to Chase Mellon Shareholder Services, LLC, incorporated by reference from Registrant’s Form 8-A/A filed March 8, 1999.

(e) Amendment to Rights Agreement dated as of February 1, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed February 3, 2005.

(f) Amendment to Rights Agreement dated as of May 17, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed May 17, 2005.

(g) The description of the Registrant’s Common Stock contained in the Registrant’s Articles of Incorporation, incorporated by reference from (i) Registrant’s Form 10-K for the year ended December 31, 1995, (ii) Form 10-Q for the quarter ended June 30, 1998, (iii) Form 8-K dated April 27, 2005, and (iv) any amendment or report filed for the purpose of updating such description.

(h) The Plans’ Annual Reports on Form 11-K for the fiscal year ended December 31, 2004, filed June 28, 2005.

(i) All other reports filed by the Registrant or the Plans pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 ( the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all the Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable, as Registrant’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock of the Registrant to which this Registration Statement relates has been passed upon by Kenneth M. Vittor, Executive Vice President and General Counsel of the Registrant. As of June 1, 2005, Mr. Vittor beneficially owned 125,782 shares of Common Stock, had exercisable options to acquire an additional 264,658 shares of Common Stock, and had as yet unvested options to acquire an additional 184,196 shares of Common Stock.

Item 6. Indemnification of Directors and Officers

The New York Business Corporation Law provides for indemnification of the Registrant’s officers and directors, who are also covered by certain liability insurance policies maintained by the Registrant. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers. The Registrant’s Restated Certificate of Incorporation eliminates the liability of the Registrant’s directors to the maximum extent permitted by the New York Business Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits

(3)	Articles of Incorporation of the Registrant, incorporated by reference from the Registrant’s Form 10-K for the year ended December 31, 1995, Form 10-Q for the quarter ended June 30, 1998, and Form 8-K dated April 27, 2005.

(3)	Certificate of Amendment of the Certificate of Incorporation of the Registrant, incorporated by reference from the Registrant’s Form 8-K dated April 27, 2005.

(3)	By-laws of the Registrant incorporated by reference from Registrant’s Form 10-Q for the quarter ended March 31, 2000.

(4)	The Registrant’s Rights Agreement dated as of July 29, 1998 between the Registrant and Mellon Investor Services, incorporated by reference from the Registrant’s Form 8-A filed August 3, 1998.

(4)	Amendment to Rights Agreement dated as of March 8, 1999 between Registrant and Mellon Investor Services, successor to Chase Mellon Shareholder Services, LLC, incorporated by reference from Registrant’s Form 8-A/A filed March 8, 1999.

(4)	Amendment to Rights Agreement dated as of February 1, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed February 3, 2005.

(4)	Amendment to Rights Agreement dated as of May 17, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed May 17, 2005.

(4)	The Plans’ Annual Reports on Form 11-K for the fiscal year ended December 31, 2004, filed June 28, 2005 and incorporated by reference herein.

(5)	Opinion of Kenneth M. Vittor, counsel to the Registrant (including consent).

(15)	Letter on Unaudited Interim Financial Information.

(23)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

(23)	Consent of Kenneth M. Vittor, counsel to the Registrant (included in Exhibit 5).

(24)	Power of Attorney.

(99)	Pro forma results giving effect to the two-for-one stock split of the Registrant’s Common Stock to be effected in the form of a 100 percent stock dividend to shareholders of record as of May 6, 2005.

Item 9. Undertakings

(a) The undersigned Registrant and Plans hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(iv) The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of June, 2005.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Harold McGraw III
Harold McGraw III
(Chairman, President and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harold McGraw III Harold McGraw III	Principal Executive Officer and Director	June 29, 2005

/s/ Robert J. Bahash Robert J. Bahash	Principal Financial Officer	June 29, 2005

/s/ Talia M. Griep Talia M. Griep	Controller	June 29, 2005

*Pedro Aspe	Director	June 29, 2005

*Winfried F.W. Bischoff	Director	June 29, 2005

*Douglas N. Daft	Director	June 29,2005

*Linda Koch Lorimer	Director	June 29, 2005

*Robert P. McGraw	Director	June 29, 2005

*Edward B. Rust, Jr.	Director	June 29, 2005

*By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor
(Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of June, 2005.

SAVINGS INCENTIVE PLAN OF THE MCGRAW-HILL COMPANIES, INC. AND ITS SUBSIDIARIES

By:	/s/ Marilyn Martin
Marilyn Martin
Vice President, Employee Benefits and Plan Administrator

EMPLOYEE RETIREMENT ACCOUNT PLAN OF THE MCGRAW-HILL COMPANIES, INC AND ITS SUBSIDIARIES

By:	/s/ Marilyn Martin
Marilyn Martin
Vice President, Employee Benefits and Plan Administrator

STANDARD & POOR’S SAVINGS INCENTIVE PLAN FOR REPRESENTED EMPLOYEES

By:	/s/ Marilyn Martin
Marilyn Martin
Vice President, Employee Benefits and Plan Administrator

STANDARD & POOR’S EMPLOYEE RETIREMENT ACCOUNT PLAN FOR REPRESENTED EMPLOYEES

By:	/s/ Marilyn Martin
Marilyn Martin
Vice President, Employee Benefits and Plan Administrator

INDEX TO EXHIBITS

Exhibit Number
(3)	Articles of Incorporation of the Registrant, incorporated by reference from the Registrant’s Form 10-K for the year ended December 31, 1995, Form 10-Q for the quarter ended June 30, 1998, and Form 8-K dated April 27, 2005.

(3)	Certificate of Amendment of the Certificate of Incorporation of the Registrant, incorporated by reference from the Registrant’s Form 8-K dated April 27, 2005.

(3)	By-laws of the Registrant incorporated by reference from Registrant’s Form 10-Q for the quarter ended March 31, 2000.

(4)	The Registrant’s Rights Agreement dated as of July 29, 1998 between the Registrant and Mellon Investor Services, incorporated by reference from the Registrant’s Form 8-A filed August 3, 1998.

(4)	Amendment to Rights Agreement dated as of March 8, 1999 between Registrant and Mellon Investor Services, successor to Chase Mellon Shareholder Services, LLC, incorporated by reference from Registrant’s Form 8-A/A filed March 8, 1999.

(4)	Amendment to Rights Agreement dated as of February 1, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed February 3, 2005.

(4)	Amendment to Rights Agreement dated as of May 17, 2005 between Registrant and The Bank of New York, successor to Mellon Shareholder Services, incorporated by reference from Registrant’s Form 8-A/A filed May 17, 2005.

(4)	The Plans’ Annual Reports on Form 11-K for the fiscal year ended December 31, 2004, filed June 28, 2005 and incorporated by reference herein.

(5)	Opinion of Kenneth M. Vittor, counsel to the Registrant (including consent).

(15)	Letter on Unaudited Interim Financial Information.

(23)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

(23)	Consent of Kenneth M. Vittor, counsel to the Registrant (included in Exhibit 5).

(24)	Power of Attorney.

(99)	Pro forma results giving effect to the two-for-one stock split of the Registrant’s Common Stock to be effected in the form of a 100 percent stock dividend to shareholders of record as of May 6, 2005.